UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2011

Adept Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Inglewood Drive, Pleasanton CA	94588
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (925) 245-3400

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) New Director

     On July 29, 2011, the Board of Directors of Adept Technology, Inc. (the "Company") elected Robert J. Richardson to serve as a member of the Adept Board of Directors. Mr. Richardson's service on the Board commenced on the date of his election.

     Mr. Richardson received stock options to purchase 10,000 shares of Adept common stock pursuant to the Company's 2004 Director Option Plan, as amended, on the date of his commencement of service. The terms of these options, as well as the terms of Mr. Richardson's. other compensation for service as a director, will be consistent with the compensation provided to the Company's non-employee directors as described in the Proxy Statement for the Company's 2010 Annual Meeting of Stockholders.

     On August 2, 2011, the Company issued a press release announcing Mr. Richardson's election. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1   Press Release of Adept Technology, Inc. issued August 2, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adept Technology, Inc. (Registrant)
August 2, 2011 (Date)	/s/ LISA M. CUMMINS Lisa M. Cummins Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

EX-99.1	Press Release dated August 2, 2011